UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 2, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 3, 2007, General Cable Corporation (the “Company”) issued a press release announcing the completion of its cash tender offer (the “Offer”) to purchase any and all of its outstanding 9.5% Senior Notes due 2010 (“Notes”). The Offer expired at 12:00 midnight, New York City time, on April 2, 2007, with approximately $280.1 million in aggregate principal amount of Notes tendered and accepted for purchase, representing approximately 98% of the outstanding Notes.
     The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits:
          99.1     Press Release, dated April 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: April 3, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated April 3, 2007	.

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